Exhibit 10.3
THIRD AMENDMENT AGREEMENT
TO
PALLADIUM AND PLATINUM SALES AGREEMENT
     This THIRD AMENDMENT AGREEMENT TO PALLADIUM AND PLATINUM SALES AGREEMENT (this “Amendment”) is made and entered into as of this 8th day of August, 2007, by and between STILLWATER MINING COMPANY, a Delaware corporation, whose address is 536 East Pike Avenue, Columbus, MT 59019 (“SMC”), and GENERAL MOTORS CORPORATION, a Delaware corporation, with a place of business at 777 Joslyn Ave., Pontiac, Michigan 48340-2925 (“GM”).
     SMC and GM are parties to a Palladium and Platinum Sales Agreement dated as of August 17, 1998 (as amended by the First Amendment Agreement to Palladium and Platinum Sales Agreement dated as of November 20, 2000, and by the Second Amendment Agreement to Palladium and Platinum Sales Agreement dated as of February 20, 2001, the “Original Contract,” and, as the same may be amended from time to time, the “Agreement”). SMC has requested and GM has agreed to an amendment to the Agreement, subject to the terms and conditions hereof.
     Accordingly, the parties hereto agree as follows:
SECTION 1. Definitions; Interpretation.
     (a) Terms Defined in Agreement. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
     (b) Interpretation. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.
SECTION 2. Amendments to the Agreement.
     (a) Amendments. Effective for deliveries made in August 2007, the Agreement shall be amended as follows:
(i)	Section 1 shall be amended by adding the following definition:
     Actual Mined Metal means Palladium mined from SMC’s East Boulder Mine and/or Stillwater Mine.
(ii)	Section 3(a) of the Agreement shall be amended by adding subsection (iii) to read as follows:
(iii)	Source. ***.

*   Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “***” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

     (b) References Within Agreement. Each reference in the Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Agreement as amended by this Amendment.
SECTION 3. Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of the following condition precedent:
     (a) Agreement. SMC and GM shall have each received a signed counterpart of this Amendment, or a facsimile copy thereof, signed by the other party hereto.
SECTION 4. Miscellaneous.
     (a) Agreement Otherwise Not Affected. Except as expressly amended pursuant hereto, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.
     (b) No Reliance. Each party hereto hereby acknowledges and confirms to the other that such party is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representations, understanding or communication by or on behalf of any other Person.
     (c) Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by each party hereto and their respective successors and assigns.
     (d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK UPON THE SAME TERMS AND CONDITIONS AS THOSE SET FORTH IN SECTION 25 OF THE AGREEMENT.
     (e) Compliance with Laws. Stillwater represents that neither it nor any of its subcontractors will utilize child, slave, prisoner or any other form of forced or involuntary labor in the supply of Metals under this Agreement, or engage in abusive employment or corrupt business practices. At GM’s request Stillwater will certify in writing its compliance with the foregoing.
     (f) Complete Agreement; Amendments. This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes to the extent inconsistent all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 23 of the Agreement.

*   Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “***” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

     (g) Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Amendment shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Amendment, or the validity or effectiveness of such provisions in any other jurisdiction.
     (h) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
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*   Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “***” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

STILLWATER MINING COMPANY		GENERAL MOTORS CORPORATION

By:	/s/ Francis R. McAllister	By:	/s/ Enrique J. Driessen
Name:	Francis R. McAllister	Name:	Enrique J. Driessen
Title:	Chairman and CEO	Title:	Dir. Nonferrous Metals

By:	/s/ John R. Stark	By:

Name:	John R. Stark	Name:
Title:	Vice-President	Title:

*   Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a “***” in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

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